SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

   Filed by the Registrant /X/ Filed by a Party other than the Registrant / /

   --------------------------------------------------------------------------

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Hospitality Properties Trust
                (Name of Registrant as Specified In Its Charter)

                          Hospitality Properties Trust
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(j)(2) or
     Item 22 (a)(2) of Schedule 14A.
/ / $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:
- --------------------------------------------------------------------------------

                          HOSPITALITY PROPERTIES TRUST
                                400 Centre Street
                           Newton, Massachusetts 02158


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             to be held May 21, 1996

To the Shareholders of
   Hospitality Properties Trust

     Notice is hereby given that the Annual Meeting of Shareholders of Hospitality Properties Trust (the "Company") will be held at 9:30 A.M. on Tuesday, May 21, 1996, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, for the following purposes:

         1.    To elect two Trustees of the Company.

         2. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on April 2, 1996 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Trustees,



                                          JOHN G. MURRAY, Secretary


April 12, 1996



          WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                          HOSPITALITY PROPERTIES TRUST
                                400 Centre Street
                           Newton, Massachusetts 02158
                                -----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held on Tuesday May 21, 1996

                                  INTRODUCTION

     A Notice of the Annual Meeting of Shareholders (the "Meeting") of Hospitality Properties Trust (the "Company") is set forth on the preceding page and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 12, 1996, together with a copy of the Annual Report to Shareholders for the year ended December 31, 1995 (including audited financial statements of the Company).

     Only shareholders of record as of the close of business on April 2, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 12,600,900 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per share.

     All Common Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum and will be voted as specified in the proxy. If no specification is made by the shareholder, the Common Shares will be voted FOR election of the Trustees listed below. Election of Trustees requires the affirmative vote of a majority of the Common Shares issued and outstanding. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1.  Election of Trustees in Group I of the Board of Trustees

     The number of Trustees of the Company currently is fixed at five and the Board of Trustees currently is divided into three groups with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

     The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Amended and Restated Declaration of Trust (the "Declaration of Trust") and the By-Laws of the Company and the laws of the State of Maryland, the state of the Company's organization on May 12, 1995 as a successor to a Delaware corporation.

     The Declaration of Trust provides that a majority of the Board of Trustees will be composed of Independent Trustees who are not affiliated with HRPT Advisors, Inc., a Delaware corporation which is the Company's investment advisor ("Advisors"), or with Health and Retirement Properties Trust ("HRP"), nor serve as officers of the Company. Messrs. John L. Harrington, Arthur G. Koumantzelis and William J. Sheehan are the Company's Independent Trustees.

     The entire Board of Trustees functions as an Executive Compensation Committee to implement the Company's 1995 Incentive Share Award Plan. A subcommittee of the Executive Compensation Committee composed of the Independent Trustees reviews the performance of Advisors under its advisory agreement with the Company (the "Advisory Agreement") and the award of Common Shares, other than awards of Common Shares to Trustees described below, under the 1995 Incentive Share Award Plan. See "Certain Relationships and Related Transactions
- -- Advisors  and the Advisory  Agreement"  and "Other  Information  -- Incentive
Share  Award  Plan."  The  Executive   Compensation   Committee  does  not  meet
independently of meetings of the Board of Trustees. The Company does not have a Nominating Committee.

     The Board of Trustees maintains an Audit Committee consisting of the three Independent Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the appropriateness of audit and nonaudit fees charged and reviews the adequacy of the Company's internal accounting controls. The Audit Committee was formed in September 1995 following completion of the Company's initial public offering of Common Shares and met once in 1995.

     During 1995, the Board of Trustees held one meeting following the Company's initial public offering. Each Trustee attended such meeting.

     The Company pays its Independent Trustees an annual fee of $20,000 plus a fee of $500 for each meeting attended and reimburses expenses incurred by its Independent Trustees for attending meetings. Under the Company's 1995 Incentive Share Award Plan, each Independent Trustee received a grant of 300 Common Shares after the completion of the Company's initial public offering and will automatically receive an additional annual grant of 300 Common Shares at the first meeting of the Board of Trustees following each Annual Meeting of Shareholders commencing in 1996. See "Other Information -- Incentive Share Award Plan." In addition, the Independent Trustee serving as Chairman of the Audit Committee, which position rotates annually among the Independent Trustees, is paid $2,000 per year for such service.

     The present Trustees in Group I are John L. Harrington and Barry M. Portnoy. If re-elected, Messrs. Harrington and Portnoy will hold office until the Company's 1999 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of the Company must receive the vote of a majority of the Common Shares issued and outstanding. It is the intention of the persons authorized by the enclosed proxy to nominate and elect Messrs. Harrington and Portnoy as the Group I Trustees. HRP and Advisors, which have voting control over an aggregate of 4,250,000 Common Shares (approximately 33.7% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of the election of Messrs. Harrington and Portnoy as the Group I Trustees.

     The principal occupations for the past five years and age as of March 31, 1996 of Messrs. Harrington and Portnoy are as follows:

JOHN L. HARRINGTON    Age: 59

     Mr. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for at least five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington is also a director of four bank subsidiaries of Fleet Financial Group, Inc. Mr. Harrington was a Trustee of HRP from 1991 through August 1995. Mr. Harrington has been a Trustee of the Company since August 1995.

BARRY M. PORTNOY    Age: 50

     Mr. Portnoy has been a partner in the law firm of Sullivan & Worcester LLP, counsel to the Company, since 1978. Mr. Portnoy has been a Managing Trustee of the Company since its organization on May 12, 1995 and has been a Managing Trustee of HRP since its organization in 1986. From 1985 until the merger of
Greenery Rehabilitation Group, Inc. ("Greenery") into Horizon Healthcare Corporation ("Horizon") in February 1994 (the "Horizon/Greenery Merger"), Mr. Portnoy served as a Director of Greenery. Mr. Portnoy is currently a Director of Horizon and a Director and 50% shareholder of Advisors. Mr. Portnoy has been actively involved in real estate and real estate finance activities for approximately 20 years.

     In addition to Messrs. Harrington and Portnoy, the following persons currently serve on the Board of Trustees or serve as executive officers of the Company. Their principal occupations for the last five years and their ages as of March 31, 1996 are as follows:

GERARD M. MARTIN    Age: 61

     Mr. Martin is a Managing Trustee of the Company. Mr. Martin is a private investor in real estate and has been a Managing Trustee of HRP since its organization in 1986. From 1985 until the Horizon/Greenery Merger, he served as the Chief Executive Officer and Chairman of the Board of Directors of Greenery. Mr. Martin is currently a Director of Horizon and a Director and 50% shareholder of Advisors. Mr. Martin served as interim President of the Company pending the selection of full time President from the Company's formation through John G. Murray's election to such office in March, 1996. Mr. Martin has been active in the real estate industry for more than 30 years. Mr. Martin is a Group II Trustee; his term will expire at the 1997 Annual Meeting of Shareholders.

WILLIAM J. SHEEHAN    Age: 51

     Mr. Sheehan has been the Chief Financial Officer of Ian Schrager Hotels, Inc. since May 1995. From 1993 through May 1995, Mr. Sheehan was a self employed consultant on financial and operating matters to companies in the hotel industry. From 1982 until 1993 he was employed by Omni Hotels, most recently as Vice Chairman (1992 to 1993) and President and Chief Executive Officer (1988 to
1992). Prior to that time, he was a partner at Arthur Andersen & Co. (now Arthur Andersen LLP). Mr. Sheehan is a certified hotel administrator, a Fellow of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences. Mr. Sheehan is a Group II Trustee; his term will expire at the 1997 Annual Meeting of Shareholders.

ARTHUR G. KOUMANTZELIS    Age: 65

     Mr. Koumantzelis has been Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc. since July 1990. Cumberland Farms, Inc. is a private company engaged in the convenience store business in the northeastern United States and Florida and in the distribution and retail sale of gasoline in the northeastern United States. Cumberland Farms, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in May 1992 and
subsequently   emerged  from  bankruptcy   proceedings  in  December  1993.  Mr.
Koumantzelis was a Trustee of HRP from 1992 through August 1995. Mr. Koumantzelis is a Group III Trustee; his term will expire at the 1998 Annual Meeting of Shareholders.

JOHN G. MURRAY    Age: 35

     Mr. Murray is the President, Chief Operating Officer and Secretary of the Company. Prior to his election to the office of President and Chief Operating Officer in March, 1996, Mr. Murray also served as Treasurer and Chief

Financial Officer of the Company. Mr. Murray served in various capacities for HRP from 1993 through August 1995 and for Advisors since 1993. Mr. Murray served as Director of Finance, Business Analysis and Planning at Fidelity Brokerage Services, Inc. from 1992 to 1993 and as Director of Acquisitions from 1990 through 1991. Prior to 1990, Mr. Murray was a senior manager at the accounting firm of Arthur Young & Company (now Ernst & Young LLP). Mr. Murray is a certified public accountant.

THOMAS M. O'BRIEN    Age: 29

     Mr. O'Brien is the Treasurer and Chief Financial Officer of the Company. Mr. O'Brien is also a Vice President and employee of Advisors. Prior to his election to such office in March 1996, Mr. O'Brien was employed by Arthur
Andersen LLP for more than five years. Mr. O'Brien is a certified public accountant.

ADAM D. PORTNOY    Age: 25

     Mr. Portnoy is a Vice President of the Company. Mr. Portnoy is also a Vice President of Advisors and has been employed by Advisors since October 1995. Prior to his employment by Advisors, Mr. Portnoy was employed as Manager of Strategic Planning for Phase Metrics, Inc. a privately held manufacturer of computer testing equipment, and as a merchant banking analyst at Donaldson, Lufkin and Jenrette Securities Corporation. Adam Portnoy is the son of Barry Portnoy.

                                OTHER INFORMATION

Compensation of Executive Officers

     The Company does not have any employees; services which otherwise would be provided by employees are performed by Advisors pursuant to the Advisory Agreement and by the Managing Trustees and officers of the Company. Payments by the Company to Advisors are described in "Certain Relationships and Related Transactions -- Advisors and the Advisory Agreement". Although officers of the Company do not receive any cash compensation from the Company, they may be entitled to incentive share awards under the Company's 1995 Incentive Share Award Plan. No incentive share awards under such plan were made during 1995 to officers of the Company.

Incentive Share Award Plan

     The Company adopted its 1995 Incentive Share Award Plan (the "Plan") prior to its initial public offering of Common Shares and has reserved 100,000 shares for grant thereunder to Independent Trustees and officers of, and consultants (other than Advisors) to, the Company. The officers of the Company are employees of Advisors and not of the Company and therefore receive their salary compensation from Advisors. The Company has established its Plan in order to provide it with a vehicle with which to foster a continuing identity of interest among the Company's officers and Independent Trustees and the Company's shareholders. In addition, the Plan permits the Company to compensate its officers for the performance of certain duties which fall outside the scope of services covered by the Advisory Agreement. The Company currently has three Independent Trustees and three officers eligible for grants under the Plan.

     The Plan is administered by a subcommittee of the Executive Compensation Committee comprised of the Independent Trustees. Except for automatic grants to the Independent Trustees, each award must be approved by a majority of the Independent Trustees. In connection with any such award the Independent Trustees are authorized to determine the amount and timing of the award and the extent to which vesting restrictions, if any, apply to the granted Common Shares. No awards have been made under the Plan other than the automatic awards to the Independent Trustees described below.

     The Independent Trustees automatically receive grants of 300 Common Shares per year as part of their annual compensation. The Independent Trustees are ineligible for other grants of Common Shares under the Plan. In December 1995 each of the Independent Trustees received an award of 300 Common Shares, having an aggregate value of $7,462.50 (based on the $24 7/8 closing price of Common Shares on the New York Stock Exchange on the date of issuance of such Common Shares).

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Shares by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each of the Company's Trustees and (iii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Shares shown to the beneficially owned by such person or entity, subject to the matters set forth in the footnotes to the table below.

     The table sets forth information regarding beneficial ownership of Common Shares as of April 2, 1996, the Record Date for the Annual Meeting of Shareholders, and as of April 4, 1996, following and giving effect to the Company's issuance on such date of 13,000,000 Common Shares in a public offering (the "Offering").


                                                                Beneficial Ownership
                                             -----------------------------------------------------------
                                                 As of April 2, 1995             As of April 4, 1995,
                                                     Record Date              giving effect to Offering
                                             ---------------------------      --------------------------

                                                  Number                            Number
            Name and Address(1)                  of Shares         Percent         of Shares        Percent

Health and Retirement Properties Trust...        4,000,000           31.7%         4,000,000         15.6%
HRPT Advisors, Inc.......................        4,250,000           33.7          4,250,000          16.6
  Barry M. Portnoy(2)....................        4,250,000           33.7          4,250,000          16.6
  Gerard M. Martin(2)....................        4,250,000           33.7          4,250,000          16.6
  John L. Harrington(3)..................              300              *                300             *
  William J. Sheehan(3)..................              300              *                300             *
  Arthur G. Koumantzelis(3)..............              300              *                300             *
All Trustees and executive officers as a
  group (eight persons)(2)..................     4,250,900           33.7          4,250,900          16.6
Neuberger & Berman L.P.(4)..................     1,014,400            8.1          1,014,400           4.0
- ---------------------

*  Less than 1%.
(1) The address of HRP is 400 Centre Street, Newton, MA 02158. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02158 or as reported below.
(2) Neither Mr. Portnoy nor Mr. Martin owns Shares directly. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Common Shares and Advisors, which is owned by Messrs. Portnoy and Martin, owns 250,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of these Common Shares.
(3) Each of the Independent Trustees receives a grant of 300 Common Shares per annum as part of their annual compensation. See " -- Incentive Share Award Plan."
(4) Neuberger & Bergman L.P. ("NBLP") has reported in a Schedule 13G filed under the Securities Exchange Act of 1934, as amended, that it is deemed to be the beneficial owner of 1,014,400 Common Shares since it has power to make decisions whether to retain or dispose of such Common Shares held by many unrelated clients. NBLP further reported that it has sole power to vote or direct the vote of 434,800 Common Shares and shared power (together with Neuberger & Berman Management, Inc.) to vote or to direct the vote of 522,300 Common Shares. The 1,014,400 Common Shares do not include 3,000 Common Shares which NBLP reported were owned by partners of NBLP in their personal securities accounts, as to which NBLP disclaims beneficial ownership. The principal place of business of NBLP was reported as 605 Third Avenue, New York, New York 10158.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1995, the Company acquired 21 hotels for $179.4 million. Substantially all of the funding for this acquisition, including start up, closing and option costs, was provided to the Company by HRP as a demand loan and through the purchase by HRP of 40,000 Common Shares for $1.0 million. In August 1995 in connection with the Company's initial public offering, HRP purchased an additional 3,960,000 Common Shares at $25.00 per Share by cancelling $99.0 million of the HRP demand loan, and Advisors purchased directly from the Company 250,000 Common Shares at $25.00 per Share. In addition, $64.3 million of cash proceeds of the Company's initial public offering was used to repay the remaining balance of the HRP demand loan. Messrs. Portnoy and Martin are each Managing Trustees of the Company, Managing Trustees of HRP and the Directors and 50% owners of Advisors. Mr. Portnoy is a partner of Sullivan & Worcester LLP, the law firm which provides legal services to the Company.

     In the Advisory Agreement, Advisors has agreed to provide investment, management and administrative services to the Company. Advisors is owned by Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual advisory fee equal to 0.70% of the Company's Average Invested Capital, as defined in the Advisory Agreement, up to $250 million, and 0.50% of Average Invested Capital equal to or exceeding $250 million, and for an annual incentive fee calculated on the basis of annual increases in the Company's cash flow available for distribution per share. Any incentive fees will be paid in Common Shares. The aggregate advisory fee paid to Advisors for the period February 7, 1995 (inception) through December 31, 1995 was $1.3 million. No incentive fees were payable for the 1995 term of the Advisory Agreement. Starting in 1996 the incentive fee payable to Advisors is 15% of annual increases in cash flow available for distribution per share (but in no event more than $.02 per share), times the weighted average number of shares outstanding in such year.

     In the ordinary course of their business Advisors is occasionally involved in litigation. Early in 1995, HRP commenced a foreclosure action to enforce indemnities given in connection with the surrender of certain leaseholds to, and the purchase of certain properties by, HRP in 1992. In May 1995, the defendants in the foreclosure action and parties related to HRP's former tenants and sellers asserted cross claims against HRP, Advisors, Messrs. Portnoy and Martin and others, including Sullivan & Worcester, which acts as counsel to HRP, Advisors and the Company. The same cross-claim defendants were served in late February 1996 in an additional action in a federal court. The cross claims and separate claims allege, among other things, fraud (including violations of federal securities laws), conflicts of interest, breach of fiduciary duties, legal malpractice, civil conspiracy and violations of 18 U.S.C. ss.1962 (RICO) in connection with the leasehold surrenders, the transactions and indemnities underlying the foreclosure action and certain related transactions, and that the foreclosure defendants and third party plaintiffs suffered substantial damages as a result. HRP, Advisors and other parties to this dispute have sought arbitration of all arbitrable claims arising from this dispute pursuant to the contract under which the dispute originated and an arbitration proceeding is now underway. Although the outcome of this litigation is currently indeterminable, the Company has been advised that each of the third party defendants believes the claims against it are without merit and intends to defend and deny the allegations in these cross claims and separate claims, and that HRP intends to pursue the original foreclosure action. The Company is not a party to this litigation.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and

Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1995 fiscal year, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were met.

                                    AUDITORS

     The Company is not required to submit the selection of its auditor to a vote of shareholders. The Company's independent auditor since its organization in 1995 has been Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.

                              SHAREHOLDER PROPOSALS

     The Company's 1997 Annual Meeting of Shareholders is presently expected to be held on or about May 20, 1997. Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received not later than December 14, 1996 for inclusion in the Company's proxy statement and proxy for that meeting.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by the Board, of candidates for election as Trustees (the "Nomination Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board of Trustees, or by a shareholder of record on the date of the giving of the notice who has given timely prior written notice to the Secretary of the Company prior to the meeting at which Trustees are to be elected, will be eligible for election as Trustees. To be timely, notice of a shareholder's nominee in the case of an annual meeting, must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e. not later than February 21, 1997, nor earlier than January 22, 1997, with respect to the 1997 Annual Meeting of Shareholders).

                                  OTHER MATTERS

     As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

                                    By Order of the Board of Trustees



                                    JOHN G. MURRAY, Secretary


Newton, Massachusetts
April 12, 1996

                          HOSPITALITY PROPERTIES TRUST
                    400 Centre Street, Newton, Massachusetts

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


         The undersigned hereby appoints GERALD M. MARTIN, BARRY M, PORTNOY, and JOHN G. MURRAY, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below, all the Common Shares of Beneficial Interest of Hospitality Properties Trust held of record by the undersigned or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Shareholders to be held on May 21, 1996 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed here by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposal 1.

Address Change/Comments:
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
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|X|      PLEASE MARK VOTES AS IN
         THIS EXAMPLE

1.)      Election of Trustees in Group I:


        For              Withhold            For All
                                              Except
        / /                / /                 / /

 John L. Harrington  Barry M. Portnoy

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

         RECORD DATE SHARES:



(Signature) X: ________________ Date:____

(Signature) X: ________________ Date:____


NOTE:    Please sign exactly as name appears
         hereon.  Joint owners should each
         sign.  When signing as attorney,
         executor, administrator, trustee or
         guardian, please give full title as
         such.

2.)      In their discretion, the Proxies
         are authorized to vote upon such
         other business as may properly come
         before the meeting.



Mark box at right if                                / /
comments or address changes
are noted above.